Exhibit 3.1

SECOND

AMENDED AND RESTATED

BY-LAWS

OF

PROTO LABS, INC.

ARTICLE 1

SHAREHOLDERS

Section 1.01 Place of Meetings. Each meeting of the shareholders shall be held at the principal executive office of the Corporation or at such other place as may be designated by the Board of Directors or the Chief Executive Officer. But any meeting called by or at the demand of a shareholder or shareholders shall be held in the county where the principal executive office of the Corporation is located. The Board of Directors may determine that shareholders not physically present in person or by proxy at a shareholder meeting may, by means of remote communication, participate in a shareholder meeting held at a designated place. The Board of Directors also may determine that a meeting of the shareholders shall not be held at a physical place, but instead solely by means of remote communication. Participation by remote communication constitutes presence at the meeting.

Section 1.02 Regular Meetings. Regular meetings of the shareholders may be held on an annual or other less frequent basis as determined by the Board of Directors; provided, however, that if a regular meeting has not been held during the immediately preceding 15 months, a shareholder or shareholders holding three percent or more of the voting power of all shares entitled to vote may demand a regular meeting of shareholders by written demand given to the Chief Executive Officer or Chief Financial Officer of the Corporation. At each regular meeting the shareholders shall elect qualified successors for directors who serve for an indefinite term or whose terms have expired or are due to expire within six months after the date of the meeting and may transact any other business, provided, however, that no business with respect to which special notice is required by law shall be transacted unless such notice shall have been given.

Section 1.03 Special Meetings. A special meeting of the shareholders may be called for any purpose or purposes at any time by the Chief Executive Officer; by the Chief Financial Officer; by the Board of Directors or any two or more members thereof; or by one or more shareholders holding not less than ten percent of the voting power of all shares of the Corporation entitled to vote (except that a special meeting for the purpose of considering any action to directly or indirectly effect a business combination, including any action to change or otherwise affect the composition of the Board of Directors for that purpose, must be called by shareholders holding not less than twenty-five percent of all shares of the Corporation entitled to vote), who shall demand such special meeting by written notice given to the Chief Executive Officer or the Chief Financial Officer of the Corporation specifying the purposes of such meeting.

Section 1.04 Meetings Held Upon Shareholder Demand. Within 30 days after receipt of a demand by the Chief Executive Officer or the Chief Financial Officer from any shareholder or shareholders entitled to call a meeting of the shareholders, it shall be the duty of the Board of Directors of the Corporation to cause a special or regular meeting of shareholders, as the case may be, to be duly called and held on notice no later than 90 days after receipt of such demand. If the Board fails to cause such a meeting to be called and held as required by this Section, the shareholder or shareholders making the demand may call the meeting by giving notice as provided in Section 1.06 hereof at the expense of the Corporation.

Section 1.05 Adjournments. Any meeting of the shareholders may be adjourned from time to time to another date, time and place. If any meeting of the shareholders is so adjourned, no notice as to such adjourned meeting need be given if the date, time and place at which the meeting will be reconvened are announced at the time of adjournment and the adjourned meeting is held not more than 120 days after the date fixed for the original meeting.

Section 1.06 Notice of Meetings. Unless otherwise required by law, written notice of each meeting of the shareholders, stating the date, time, and place and, in the case of a special meeting, the purpose or purposes, shall be given at least 10 days and not more than 60 days before the meeting to every holder of shares entitled to vote at such meeting except as specified in Section 1.05 or as otherwise permitted by law. Notice may be given to a shareholder by means of electronic communication if the requirements of Minnesota Statutes Section 302A.436, Subdivision 5, as amended from time to time, are met. Notice to a shareholder is also effectively given if the notice is addressed to the shareholder or a group of shareholders in a manner permitted by the rules and regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) so long as the Corporation has first received the written or implied consent required by those rules and regulations. The business transacted at a special meeting of shareholders is limited to the purposes stated in the notice of the meeting.

Section 1.07 Waiver of Notice. A shareholder may waive notice of the date, time, place, or purpose of a meeting of shareholders. A waiver of notice by a shareholder entitled to notice is effective whether given before, at, or after the meeting, and whether given in writing, orally, by authenticated electronic communication, or by attendance. Attendance by a shareholder at a meeting, including attendance by means of remote communication, is a waiver of notice of that meeting, unless the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.

Section 1.08 Voting Rights. Subdivision 1. A shareholder shall have one vote for each share held which is entitled to vote. Except as otherwise required by law, a holder of shares entitled to vote may vote any portion of the shares in any way the shareholder chooses. If a shareholder votes without designating the proportion or number of shares voted in a particular way, the shareholder is deemed to have voted all of the shares in that way.

Subdivision 2. The Board of Directors (or an officer of the Corporation, if authorized by the Board) may fix a date not more than 60 days before the date of a meeting of shareholders as the date for the determination of the holders of shares entitled to notice of and entitled to vote at the meeting. When a date is so fixed, only shareholders on that date are entitled to notice of and permitted to vote at that meeting of shareholders.

Section 1.09 Proxies. A shareholder may cast or authorize the casting of a vote by (a) filing a written appointment of a proxy, signed by the shareholder, with an officer of the Corporation at or before the meeting at which the appointment is to be effective, or (b) by telephonic transmission or authenticated electronic communication, whether or not accompanied by written instructions of the shareholder, of an appointment of a proxy with the Corporation or the Corporation’s duly authorized agent at or before the meeting at which the appointment is to be effective. The telephonic transmission or authenticated electronic communication must set forth or be submitted with information from which it can be determined that the appointment was authorized by the shareholder. Any copy, facsimile telecommunication, or other reproduction of the original of either the writing or transmission may be used in lieu of the original, provided that it is a complete and legible reproduction of the entire original.

Section 1.10 Quorum. The holders of a majority of the voting power of the shares entitled to vote at a shareholders meeting are a quorum for the transaction of business. If a quorum is present when a duly called or held meeting is convened, the shareholders present may continue to transact business until adjournment, even though the withdrawal of a number of the shareholders originally present leaves less than the proportion or number otherwise required for a quorum.

Section 1.11 Acts of Shareholders. Subdivision 1. Except for the election of directors or as otherwise required by law or specified in the Articles of Incorporation, as amended, of the Corporation, the shareholders shall take action by the affirmative vote of the holders of the greater of (a) a majority of the voting power of the shares present and entitled to vote on that item of business or (b) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at a duly held meeting of shareholders. Directors are elected by a plurality of the voting power of the shares present and entitled to vote on the election of directors at a meeting at which a quorum is present.

Subdivision 2. A shareholder voting by proxy authorized to vote on less than all items of business considered at the meeting shall be considered to be present and entitled to vote only with respect to those items of business for which the proxy has authority to vote. A proxy who is given authority by a shareholder who abstains with respect to an item of business shall be considered to have authority to vote on that item of business.

Section 1.12 Action Without a Meeting. Any action required or permitted to be taken at a meeting of the shareholders of the Corporation may be taken without a meeting by written action signed, or consented to by authenticated electronic communication, by all of the shareholders entitled to vote on that action. The written action is effective when it has been signed, or consented to by authenticated electronic communication, by the required shareholders, unless a different effective time is provided in the written action. If written action is permitted to be taken, and is taken, by less than all shareholders, then all shareholders must be notified of its text and effective time within five days after its effective time.

Section 1.13 Proposals Regarding Business Other Than Director Nominations. Subdivision 1. The business transacted at any special meeting of shareholders is limited to the purpose or purposes stated in the notice of the meeting given pursuant to Section 1.06. The proposal of business (other than the nomination and election of directors, which is subject to Sections 2.16 and 2.17) to be considered by the shareholders at an annual meeting of shareholders may be made (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board, or (iii) by any shareholder of the Corporation who complies with this Section 1.13.

Subdivision 2. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice must be received by the Secretary not less than 90 days prior to the first anniversary of the preceding year’s annual meeting. If, however, the date of the annual meeting is more than 30 days before or 60 days after such anniversary date, notice by a shareholder is timely only if so received not less than 90 days before the annual meeting or, if later, within 10 days after the first public announcement of the date of the annual meeting. Except to the extent otherwise required by law, the adjournment of an annual meeting will not commence a new time period for the giving of a shareholder’s notice as required above.

Subdivision 3. A shareholder’s notice to the Corporation must set forth as to each matter the shareholder proposes to bring before an annual meeting:

(a)     a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting;

(b)     any material interest in such business of the shareholder and of any beneficial owners on whose behalf the proposal is made;

(c)     the name and address of such shareholder, as they appear on the Corporation’s books, and of any such beneficial owner;

(d)     (i) the class or series (if any) and number of shares of the Corporation that are beneficially owned by such shareholder or any such beneficial owner, (ii) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right is subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) owned beneficially by such shareholder or any such beneficial owner and any other opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (iii) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder or any such beneficial owner has a right to vote any shares of the Corporation, (iv) any short interest of such shareholder or any such beneficial owner in any security of the Corporation (for purposes of these Second Amended and Restated By-Laws, a person shall be deemed to have a “short interest” in a security if such person has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (v) any rights to dividends on the shares of the Corporation owned beneficially by such shareholder or any such beneficial owner that are separated or separable from the underlying shares of the Corporation, (vi) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder or any such beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (vii) any performance-related fees (other than an asset-based fee) that such shareholder or any such beneficial owner is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such shareholder’s or any such beneficial owner’s immediate family sharing the same household (which information called for by this Section 1.13, Subdivision 3(d) shall be supplemented by such shareholder not later than 10 days after the record date for the meeting to update and disclose such information as of the record date); and

(e)     a representation that the shareholder is a holder of record of shares entitled to vote at the meeting, will continue to be a holder of record of shares entitled to vote at the meeting through the date of the meeting, and intends to appear in person or by proxy at the meeting to make the proposal.

(f)     The presiding officer at such meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the procedures described in this Section 1.13 and, if the presiding officer so determines, any such business not properly brought before the meeting shall not be transacted.

(g)     For purposes of this Section 1.13, “public announcement” means disclosure (i) when made in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service, (ii) when contained in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act, or (iii) when given as the notice of the meeting pursuant to Section 1.06.

(h)     With respect to this Section 1.13, a shareholder must also comply with all applicable requirements of Minnesota law and the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.13.

(i)     Notwithstanding anything to the contrary in this Section 1.13, this Section 1.13 does not apply to any shareholder proposal made pursuant to Rule 14a-8 promulgated under the Exchange Act. The requirements, procedures, and notice deadlines of Rule 14a-8 shall govern any proposal made pursuant thereto.

ARTICLE 2

DIRECTORS

Section 2.01 Number; Qualifications. Except as authorized by the shareholders pursuant to a shareholder control agreement or unanimous affirmative vote, the business and affairs of the Corporation shall be managed by or under the direction of a Board of one or more directors. Directors shall be natural persons. The number of directors to constitute the Board shall be determined from time to time by resolution of the Board. Directors need not be shareholders.

Section 2.02 Term. Each director shall serve for an indefinite term that expires at the next regular meeting of the shareholders. A director shall hold office until a successor is elected and has qualified or until the earlier death, resignation, removal or disqualification of the director.

Section 2.03 Vacancies. Vacancies on the Board of Directors resulting from the death, resignation, removal or disqualification of a director may be filled by the affirmative vote of a majority of the remaining members of the Board, though less than a quorum. Vacancies on the Board resulting from newly created directorships may be filled by the affirmative vote of a majority of the directors serving at the time such directorships are created. Each person elected to fill a vacancy shall hold office until a qualified successor is elected by the shareholders at the next regular meeting or at any special meeting duly called for that purpose.

Section 2.04 Place of Meetings. Each meeting of the Board of Directors shall be held at the principal executive office of the Corporation or at such other place as may be designated from time to time by a majority of the members of the Board or by the Chief Executive Officer. The Board of Directors may determine that a meeting of the Board not be held at a physical place, but instead solely by means of remote communication through which the directors may participate with each other during the meeting.

Section 2.05 Regular Meetings. Regular meetings of the Board of Directors for the election of officers and the transaction of any other business shall be held without notice at the place of and immediately after each regular meeting of the shareholders.

Section 2.06 Special Meetings. A special meeting of the Board of Directors may be called for any purpose or purposes at any time by any member of the Board by giving not less than two days’ notice to all directors of the date, time and place of the meeting, provided that when notice is mailed, at least four days’ notice shall be given. The notice need not state the purpose of the meeting.

Section 2.07 Waiver of Notice; Previously Scheduled Meetings. Subdivision 1. A director of the Corporation may waive notice of the date, time and place of a meeting of the Board. A waiver of notice by a director entitled to notice is effective whether given before, at or after the meeting, and whether given in writing, orally, by authenticated electronic communication, or by attendance. Attendance by a director at a meeting is a waiver of notice of that meeting, unless the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and thereafter does not participate in the meeting.

Subdivision 2. If the day or date, time and place of a Board meeting have been provided herein or announced at a previous meeting of the Board, no notice is required. Notice of an adjourned meeting need not be given other than by announcement at the meeting at which adjournment is taken of the date, time and place at which the meeting will be reconvened.

Section 2.08 Quorum. The presence of a majority of the directors currently holding office shall be necessary to constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the directors present may adjourn a meeting from time to time without further notice until a quorum is present.

Section 2.09 Acts of Board. Except as otherwise required by law or specified in the Articles of Incorporation, as amended, of the Corporation, the Board shall take action by the affirmative vote of a majority of the directors currently holding office.

Section 2.10 Participation by Remote Communication. A director may participate in a Board meeting by conference telephone, or, if authorized by the Board, by any other means of remote communication through which the director, other directors so participating, and all directors physically present at the meeting may participate with each other during the meeting. A director so participating is deemed present at the meeting.

Section 2.11 Absent Directors. A director of the Corporation may give advance written consent or opposition to a proposal to be acted on at a Board meeting. If the director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

Section 2.12 Action Without a Meeting. An action required or permitted to be taken at a Board meeting may be taken without a meeting by written action signed, or consented to by authenticated electronic communication, by all of the directors. Any action, other than an action requiring shareholder approval, if the Articles of Incorporation, as amended, so provide, may be taken by written action signed, or consented to by authenticated electronic communication, by the number of directors that would be required to take the same action at a meeting of the Board at which all directors were present. The written action is effective when signed, or consented to by authenticated electronic communication, by the required number of directors, unless a different effective time is provided in the written action. If written action is permitted to be taken, and is taken, by less than all directors, then all directors shall be notified immediately of its text and effective date.

Section 2.13 Committees. Subdivision 1. A resolution approved by the Board may establish committees having the authority of the Board in the management of the business of the Corporation only to the extent provided in the resolution. Committees shall be subject at all times to the direction and control of the Board, except for special litigation committees established under Section 2.14.

Subdivision 2. A committee shall consist of one or more natural persons, who need not be directors, appointed by action of the Board.

Subdivision 3. Section 2.04 and Sections 2.06 to 2.12 hereof shall apply to committees and members of committees to the same extent as those sections apply to the Board and directors.

Subdivision 4. Minutes, if any, of committee meetings shall be made available upon request to members of the committee and to any director.

Subdivision 5. Unless otherwise provided in the Articles of Incorporation, as amended, or the resolution of the Board establishing the committee, a committee may create one or more subcommittees, each consisting of one or more members of the committee, and may delegate to a subcommittee any or all of the authority of the committee. In these Second Amended and Restated By-Laws, unless the language or context clearly indicates that a different meaning is intended, any reference to a committee is deemed to include a subcommittee, and any reference to a committee member is deemed to include a subcommittee member.

Section 2.14 Special Litigation Committee. The Board may establish a committee composed of one or more independent directors or other independent persons to consider legal rights or remedies of the Corporation and whether those rights and remedies should be pursued.

Section 2.15 Compensation. The Board may fix the compensation, if any, of directors.

Section 2.16. Director Nominations. Subdivision 1. Only persons who are nominated in accordance with the procedures set forth in this Section 2.16 or the procedures set forth in Section 2.17 are eligible for election as directors at an annual meeting of shareholders, unless otherwise provided in the Articles of Incorporation, as amended. Nominations of persons for election to the Board of Directors may be made at an annual meeting of shareholders (i) by or at the direction of the Board of Directors or (ii) by any shareholder entitled to vote for the election of directors who complies with the procedures set forth in this Section 2.16 or the procedures set forth in Section 2.17.

Subdivision 2. Nominations by shareholders must be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice of nominations to be made at an annual meeting must be received by the Secretary not less than 90 days prior to the first anniversary of the preceding year’s annual meeting. If, however, the date of the annual meeting is more than 30 days before or 60 days after such anniversary date, notice by a shareholder is timely only if so received not less than 90 days before the annual meeting or, if later, within 10 days after the first public announcement of the date of the annual meeting. Except to the extent otherwise required by law, the adjournment of an annual meeting will not commence a new time period for the giving of a shareholder’s notice as described above.

Subdivision 3. A shareholder’s notice to the Corporation of nominations for an annual meeting of shareholders must set forth:

(a)     as to each person whom the shareholder proposes to nominate for election or re-election as a director: (i) the person’s name, (ii) all information relating to the person that would be required to be disclosed in solicitations subject to Rule 14a-12(c) under the Exchange Act or that is required pursuant to any other provision of Regulation 14A or any other applicable regulation under the Exchange Act, and (iii) the person’s written consent to be named in the proxy statement as a nominee and to serve as a director if elected; and

(b)     as to the shareholder giving the notice: (i) the name and address of such shareholder, as they appear on the Corporation’s books, and of any beneficial owners on whose behalf the nomination is made, (ii) the information called for by Section 1.13, Subdivision 3(d) hereof with respect to such shareholder and any such beneficial owner, and (iii) a representation that the shareholder is a holder of record of shares of the Corporation entitled to vote for the election of directors, will continue to be a holder of record of shares entitled to vote for the election of directors through the date of the meeting, and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice.

Subdivision 4. The presiding officer at such meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed in this Section 2.16 and, if the presiding officer so determines, the defective nomination shall be disregarded.

Subdivision 5. For purposes of this Section 2.16, “public announcement” means disclosure (i) when made in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service, (ii) when contained in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act, or (iii) when given as the notice of the meeting pursuant to Section 1.06.

Subdivision 6. With respect to this Section 2.16, a shareholder must also comply with all applicable requirements of Minnesota law and the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.16.

Section 2.17.      Proxy Access. Subdivision 1. Whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting of shareholders, subject to the provisions of this Section 2.17, the Corporation shall include in its proxy statement for such annual meeting, in addition to any persons nominated for election by the Board of Directors or any committee thereof, the name, together with the Required Information (as defined below), of any person nominated for election (the “Shareholder Nominee”) to the Board of Directors by a shareholder or group of no more than 20 shareholders that satisfies the requirements of this Section 2.17 (the “Eligible Shareholder”) and that expressly elects at the time of providing the notice required by this Section 2.17 (the “Notice of Proxy Access Nomination”) to have such nominee included in the Corporation’s proxy materials pursuant to this Section 2.17. For purposes of this Section 2.17, the “Required Information” that the Corporation will include in its proxy statement is (a) the information provided to the Secretary of the Corporation concerning the Shareholder Nominee and the Eligible Shareholder that is required to be disclosed in the Corporation’s proxy statement pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder, and (b) if the Eligible Shareholder so elects, a Supporting Statement (as defined below). The Required Information must be provided with the Notice of Proxy Access Nomination.

Subdivision 2. To be timely, the Notice of Proxy Access Nomination must be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not less than 120 days prior to the first anniversary of the date that the Corporation distributed its proxy statement to shareholders for the previous year’s annual meeting of shareholders. If, however, the date of the annual meeting of shareholders is more than 30 days before or 60 days after such anniversary date, the Notice of Proxy Access Nomination shall be timely if so delivered or so mailed and received not less than 120 days before the annual meeting or, if later, within 10 days after the first public announcement of the date of the annual meeting. Except to the extent otherwise required by law, the adjournment of an annual meeting will not commence a new time period for the giving of a Notice of Proxy Access Nomination pursuant to this Section 2.17.

Subdivision 3. The maximum number of Shareholder Nominees nominated by all Eligible Shareholders that will be included in the Corporation’s proxy materials with respect to an annual meeting of shareholders shall not exceed the greater of (i) two or (ii) 25% of the number of directors in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 2.17 (the “Final Proxy Access Nomination Date”) or, if such amount is not a whole number, the closest whole number below 25%, but not less than two. In the event that one or more vacancies for any reason occurs on the Board of Directors after the Final Proxy Access Nomination Date but before the date of the annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the maximum number of Shareholder Nominees included in the Corporation’s proxy materials shall be calculated based on the number of directors in office as so reduced. For purposes of determining when the maximum number of Shareholder Nominees provided for in this Section 2.17 has been reached, each of the following persons shall be counted as one of the Shareholder Nominees: (a) any individual nominated by an Eligible Shareholder for inclusion in the Corporation’s proxy materials pursuant to this Section 2.17 whose nomination is subsequently withdrawn, (b) any individual nominated by an Eligible Shareholder for inclusion in the Corporation’s proxy materials pursuant to this Section 2.17 whom the Board of Directors decides to nominate for election to the Board of Directors, and (c) any director in office as of the Final Proxy Access Nomination Date who was included in the Corporation’s proxy materials as a Shareholder Nominee for either of the two preceding annual meetings of shareholders (including any individual counted as a Shareholder Nominee pursuant to the immediately preceding clause (b)) and whom the Board of Directors decides to nominate for re-election to the Board of Directors. Any Eligible Shareholder submitting more than one Shareholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 2.17 shall rank such Shareholder Nominees based on the order in which the Eligible Shareholder desires such Shareholder Nominees to be selected for inclusion in the Corporation’s proxy materials. In the event that the total number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section 2.17 exceeds the maximum number of Shareholder Nominees provided for in this Section 2.17, the highest ranking Shareholder Nominee who meets the requirements of this Section 2.17 from each Eligible Shareholder will be selected for inclusion in the Corporation’s proxy materials until the maximum number is reached, going in order of the amount (largest to smallest) of shares of common stock of the Corporation each Eligible Shareholder disclosed as owned in its Notice of Proxy Access Nomination. If the maximum number is not reached after the highest ranking Shareholder Nominee who meets the requirements of this Section 2.17 from each Eligible Shareholder has been selected, then the next highest ranking Shareholder Nominee who meets the requirements of this Section 2.17 from each Eligible Shareholder will be selected for inclusion in the Corporation’s proxy materials, and this process will continue as many times as necessary, following the same order each time, until the maximum number is reached.

Subdivision 4. In order to make a nomination pursuant to this Section 2.17, an Eligible Shareholder must have owned (as defined below) at least 3% of the Corporation’s outstanding common stock (the “Required Shares”) continuously for at least three years (the “Minimum Holding Period”) as of both the date the Notice of Proxy Access Nomination is delivered to the Secretary of the Corporation in accordance with this Section 2.17 and the record date for determining the shareholders entitled to receive notice of the annual meeting, and must continue to own the Required Shares through the date of the annual meeting. For purposes of this Section 2.17, an Eligible Shareholder shall be deemed to “own” only those outstanding shares of common stock of the Corporation as to which the shareholder possesses both (a) the full voting and investment rights pertaining to the shares and (b) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (a) and (b) shall not include any shares (x) sold by such shareholder or any of its affiliates in any transaction that has not been settled or closed, (y) borrowed by such shareholder or any of its affiliates for any purposes or purchased by such shareholder or any of its affiliates pursuant to an agreement to resell, or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument or agreement entered into by such shareholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the Corporation, if, in any such case, such instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such shareholder’s or its affiliates’ full right to vote or direct the voting of any such shares and/or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such shareholder or affiliate. A shareholder shall “own” shares held in the name of a nominee or other intermediary so long as the shareholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A shareholder’s ownership of shares shall be deemed to continue during any period in which (i) the shareholder has loaned such shares, provided that the person has the power to recall such loaned shares on three business days’ notice, or (ii) the shareholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the shareholder. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the common stock of the Corporation are “owned” for these purposes shall be determined by the Board of Directors or any committee thereof. For purposes of this Section 2.17, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act.

Subdivision 5. To be in proper form for purposes of this Section 2.17, the Notice of Proxy Access Nomination must include or be accompanied by the following:

(a)     one or more written statements from the record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven calendar days prior to the date the Notice of Proxy Access Nomination is delivered to or mailed and received by the Secretary of the Corporation, the Eligible Shareholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Shareholder’s agreement to provide, within five business days after the record date for determining the shareholders entitled to receive notice of the annual meeting, one or more written statements from the record holder and such intermediaries verifying the Eligible Shareholder’s continuous ownership of the Required Shares through the record date;

(b)     a copy of the Schedule 14N that has been filed with the United States Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;

(c)     the information and representations that would be required to be set forth in a shareholder’s notice of a nomination pursuant to Section 2.16 of this Article 2 (including the written consent of each Shareholder Nominee to being named in the proxy statement as a nominee and to serving as a director if elected);

(d)     a representation that the Eligible Shareholder (i) will continue to hold the Required Shares through the date of the annual meeting, (ii) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have such intent, (iii) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Shareholder Nominee(s) it is nominating pursuant to this Section 2.17, (iv) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Shareholder Nominee(s) or a nominee of the Board of Directors, (v) has not distributed and will not distribute to any shareholder of the Corporation any form of proxy for the annual meeting other than the form distributed by the Corporation, (vi) has complied and will comply with all laws and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting (vii) will file with the Securities and Exchange Commission any solicitation or other communication with the Corporation’s shareholders relating to the meeting at which the Shareholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act, and (viii) has provided and will provide facts, statements and other information in all communications with the Corporation and its shareholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make such information, in light of the circumstances under which it was or will be made or provided, not misleading;

(e)     an undertaking that the Eligible Shareholder agrees to (i) assume all liability stemming from any legal or regulatory violation arising out of communications with the shareholders of the Corporation by the Eligible Shareholder, its affiliates and associates or their respective agents and representatives, either before or after providing a Notice of Proxy Access Nomination pursuant to this Section 2.17, or out of the facts, statements or other information that the Eligible Shareholder or its Shareholder Nominee(s) provided to the Corporation in connection with the inclusion of such Shareholder Nominee(s) in the Corporation’s proxy materials, and (ii) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Shareholder pursuant to this Section 2.17; and

(f)     a written representation and agreement from each Shareholder Nominee that such Shareholder Nominee (i) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Shareholder Nominee, if elected as a director of the Corporation, will act or vote on any issue or question that has not been disclosed to the Corporation, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Shareholder Nominee that has not been disclosed to the Corporation, (iii) has read and will comply with the Corporation’s code of ethics, corporate governance guidelines, stock ownership and trading policies and guidelines and any other policies or guidelines of the Corporation applicable to directors, and (iv) will make such other acknowledgments, enter into such agreements and provide such information as the Board of Directors requires of all directors, including promptly submitting all completed and signed questionnaires required of the Corporation’s directors.

Subdivision 6. In addition to the information required pursuant to Section 2.17, Subdivision 5 or any other provision of these Second Amended and Restated By-Laws, the Corporation also may require each Shareholder Nominee to furnish any other information (a) that may reasonably be requested by the Corporation to determine whether the Shareholder Nominee would be independent under the rules and listing standards of the principal United States securities exchanges upon which the common stock of the Corporation is listed or traded, any applicable rules of the U.S. Securities and Exchange Commission or any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors (collectively, the “Independence Standards”), (b) that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such Shareholder Nominee, or (c) that may reasonably be required to determine the eligibility of such Shareholder Nominee to serve as a director of the Corporation.

Subdivision 7. The Eligible Shareholder may, at its option, provide to the Secretary of the Corporation, at the time the Notice of Proxy Access Nomination is provided, a written statement, not to exceed 500 words, in support of the Shareholder Nominee(s)’ candidacy (a “Supporting Statement”). Only one Supporting Statement may be submitted by an Eligible Shareholder (including any group of shareholders together constituting an Eligible Shareholder) in support of its Shareholder Nominee(s). Notwithstanding anything to the contrary contained in this Section 2.17, the Corporation may omit from its proxy materials any information or Supporting Statement (or portion thereof) that it, in good faith, believes would violate any applicable law or regulation.

Subdivision 8. In the event that any information or communications provided by an Eligible Shareholder or a Shareholder Nominee to the Corporation or its shareholders ceases to be true and correct in all material respects or omits a material fact necessary to make such information, in light of the circumstances under which it was made or provided, not misleading, such Eligible Shareholder or Shareholder Nominee, as the case may be, shall promptly notify the Secretary of the Corporation of any defect in such previously provided information and of the information that is required to correct any such defect. In addition, any person providing any information pursuant to this Section 2.17 shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date for determining the shareholders entitled to receive notice of the annual meeting and as of the date that is 10 business days prior to such annual meeting or any adjournment or postponement thereof, and such update and supplement (or a written certification that no such updates or supplements are necessary and that the information previously provided remains true and correct as of the applicable date) shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for determining the shareholders entitled to receive notice of such annual meeting (in the case of the update and supplement required to be made as of the record date), and not later than seven business days prior to the date of the annual meeting or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of 10 business days prior to the meeting).

Subdivision 9. Notwithstanding anything to the contrary contained in this Section 2.17, the Corporation shall not be required to include, pursuant to this Section 2.17, a Shareholder Nominee in its proxy materials (a) for any meeting of shareholders for which the Secretary of the Corporation receives notice that the Eligible Shareholder or any other shareholder intends to nominate one or more persons for election to the Board of Directors pursuant to the advance notice requirements for shareholder nominees set forth in Section 2.16 of this Article 2, (b) if such Shareholder Nominee would not be an independent director under the Independence Standards, as determined by the Board of Directors or any committee thereof, (c) if such Shareholder Nominee’s election as a member of the Board of Directors would cause the Corporation to be in violation of these Second Amended and Restated By-Laws, the Articles of Incorporation, as amended, the rules and listing standards of the principal United States securities exchanges upon which the common stock of the Corporation is listed or traded, or any applicable state or federal law, rule or regulation, (d) if such Shareholder Nominee is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (e) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past 10 years, (f) if such Shareholder Nominee is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (g) if such Shareholder Nominee or the Eligible Shareholder who nominated such Shareholder Nominee provides any facts, statements or other information to the Corporation or its shareholders required or requested pursuant to this Section 2.17 that is not true and correct in all material respects or that omits a material fact necessary to make such information, in light of the circumstances in which it is made or provided, not misleading, or (h) if such Shareholder Nominee or the Eligible Shareholder who nominated such Shareholder Nominee otherwise contravenes any of the agreements or representations made by such Shareholder Nominee or Eligible Shareholder or fails to comply with its obligations pursuant to this Section 2.17.

Subdivision 10. Notwithstanding anything to the contrary set forth herein, if (a) a Shareholder Nominee and/or the applicable Eligible Shareholder breaches any of its or their obligations, agreements or representations under this Section 2.17, or (b) the Shareholder Nominee otherwise becomes ineligible for inclusion in the Corporation’s proxy materials pursuant to this Section 2.17 or dies, becomes disabled or is otherwise disqualified from being nominated for election or serving as a director of the Corporation, in each case as determined by the Board of Directors, any committee thereof or the chairman of the annual meeting, (i) the Corporation may omit or, to the extent feasible, remove the information concerning such Shareholder Nominee and the related Supporting Statement from its proxy materials and/or otherwise communicate to its shareholders that such Shareholder Nominee will not be eligible for election at the annual meeting, (ii) the Corporation shall not be required to include in its proxy materials any successor or replacement nominee proposed by the applicable Eligible Shareholder or any other Eligible Shareholder, and (iii) the Board of Directors or the chairman of the annual meeting shall declare such nomination to be invalid, such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation and the named proxies will not vote any proxies received from shareholders with respect to such Shareholder Nominee. In addition, if the Eligible Shareholder (or a representative thereof) does not appear at the annual meeting to present any nomination pursuant to this Section 2.17, such nomination shall be disregarded as provided in clause (iii) above.

Subdivision 11. Whenever the Eligible Shareholder consists of a group of shareholders, (a) a group of funds under common management and control shall be treated as one shareholder, (b) each provision in this Section 2.17 that requires the Eligible Shareholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each shareholder that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate their shareholdings in order to meet the 3% ownership requirement of the “Required Shares” definition), (c) a breach of any obligation, agreement or representation under this Section 2.17 by any member of such group shall be deemed a breach by the Eligible Shareholder, and (d) the Notice of Proxy Access Nomination must designate one member of the group for purposes of receiving communications, notices and inquiries from the Corporation and otherwise authorize such member to act on behalf of all members of the group with respect to all matters relating to the nomination under this Section 2.17 (including withdrawal of the nomination). Whenever the Eligible Shareholder consists of a group of shareholders aggregating their shareholdings in order to meet the 3% ownership requirement of the “Required Shares” definition, (i) such ownership shall be determined by aggregating the lowest number of shares continuously owned (as defined in Section 2.17, Subdivision 4 hereof) by each such shareholder during the Minimum Holding Period, and (ii) the Notice of Proxy Access Nomination must indicate, for each such shareholder, such lowest number of shares continuously owned by such shareholder during the Minimum Holding Period. Any group of funds whose shares are aggregated for purposes of constituting and Eligible Shareholder must, within five business days after the date of the Notice of Proxy Access Nomination, provide documentation reasonably satisfactory to the Corporation that demonstrates that the funds are under common management and investment control. No person may be a member of more than one group of shareholders constituting an Eligible Shareholder with respect to any annual meeting. For the avoidance of doubt, a shareholder may withdraw from a group of shareholders constituting an Eligible Shareholder at any time prior to the annual meeting and if, as a result of such withdrawal, the Eligible Shareholder no longer owns the Required Shares, the nomination shall be disregarded as provided in Section 2.17, Subdivision 10.

Subdivision 12. Any Shareholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of shareholders but either (a) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (b) does not receive at least 25% of the votes cast in favor of such Shareholder Nominee’s election, will be ineligible to be a Shareholder Nominee pursuant to this Section 2.17 for the next two annual meetings of shareholders. For the avoidance of doubt, the immediately preceding sentence shall not prevent any shareholder from nominating any person to the Board of Directors pursuant to and in accordance with Section 2.16 of this Article 2.

Subdivision 13. This Section 2.17 provides the exclusive method for a shareholder to include nominees for election to the Board of Directors in the Corporation’s proxy materials.

ARTICLE 3

OFFICERS

Section 3.01 Number and Designation. The Corporation shall have one or more natural persons exercising the functions of the offices of Chief Executive Officer and Chief Financial Officer. The Board of Directors may elect or appoint such other officers as it deems necessary for the operation and management of the Corporation, with such powers, rights, duties, and responsibilities as may be determined by the Board, including, without limitation, a President, one or more Vice Presidents, a Secretary, and a Treasurer, each of whom shall have the powers, rights, duties, and responsibilities set forth in these Second Amended and Restated By-Laws unless otherwise determined by the Board. In addition, the Board of Directors at any time and from time to time may authorize the Chief Executive Officer to appoint such other officers, other than the Chief Financial Officer, as he or she deems necessary for the operation and management of the Corporation. Any of the offices or functions of those offices may be held by the same person.

Section 3.02 Chief Executive Officer. Unless provided otherwise by a resolution adopted by the Board of Directors, the Chief Executive Officer (a) shall have general active management of the business of the Corporation; (b) shall, when present, preside at all meetings of the shareholders and Board; (c) shall see that all orders and resolutions of the Board are carried into effect; (d) may maintain records of and certify proceedings of the Board and shareholders; and (e) shall perform such other duties as may from time to time be assigned by the Board.

Section 3.03 Chief Financial Officer. Unless provided otherwise by a resolution adopted by the Board of Directors, the Chief Financial Officer (a) shall keep accurate financial records for the Corporation; (b) shall deposit all monies, drafts and checks in the name of and to the credit of the Corporation in such banks and depositories as the Board shall designate from time to time; (c) shall endorse for deposit all notes, checks and drafts received by the Corporation as ordered by the Board, making proper vouchers therefor; (d) shall disburse corporate funds and issue checks and drafts in the name of the Corporation, as ordered by the Board; (e) shall render to the Chief Executive Officer and the Board, whenever requested, an account of all of such officer’s transactions as Chief Financial Officer and of the financial condition of the Corporation; and (f) shall perform such other duties as may be prescribed by the Board or the Chief Executive Officer from time to time.

Section 3.04 President. Unless otherwise determined by the Board of Directors, the President shall be the Chief Executive Officer of the Corporation. If an officer other than the President is designated Chief Executive Officer, the President shall perform such duties as may from time to time be assigned by the Board.

Section 3.05 Vice Presidents. Any one or more Vice Presidents, if any, may be designated by the Board of Directors as Executive Vice Presidents or Senior Vice Presidents. During the absence or disability of the President, it shall be the duty of the highest ranking Executive Vice President, and, in the absence of any such Vice President, it shall be the duty of the highest ranking Senior Vice President or other Vice President, who shall be present at the time and able to act, to perform the duties of the President. The determination of who is the highest ranking of two or more persons holding the same office shall, in the absence of specific designation of order of rank by the Board, be made on the basis of the earliest date of appointment or election, or, in the event of simultaneous appointment or election, on the basis of the longest continuous employment by the Corporation.

Section 3.06 Secretary. The Secretary, unless otherwise determined by the Board of Directors, shall attend all meetings of the shareholders and all meetings of the Board, shall record or cause to be recorded all proceedings thereof in a book to be kept for that purpose, and may certify such proceedings. Except as otherwise required or permitted by law or by these Second Amended and Restated By-Laws, the Secretary shall give or cause to be given notice of all meetings of the shareholders and all meetings of the Board.

Section 3.07 Treasurer. Unless otherwise determined by the Board of Directors, the Treasurer shall be the Chief Financial Officer of the Corporation. If an officer other than the Treasurer is designated Chief Financial Officer, the Treasurer shall perform such duties as may from time to time be assigned by the Board.

Section 3.08 Authority and Duties. In addition to the foregoing authority and duties, all officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board of Directors. Unless prohibited by a resolution approved by the Board, an officer elected or appointed by the Board may, without the approval of the Board, delegate some or all of the duties and powers of an office to other persons.

Section 3.09 Term. Subdivision 1. All officers of the Corporation shall hold office until their respective successors are chosen and have qualified or until their earlier death, resignation or removal.

Subdivision 2. An officer may resign at any time by giving written notice to the Corporation. The resignation is effective without acceptance when the notice is given to the Corporation, unless a later effective date is specified in the notice.

Subdivision 3. An officer may be removed at any time, with or without cause, by a resolution approved by the Board. The Chief Executive Officer authorized by the Board to appoint a person to hold an office of the Corporation may also remove such person from such office with or without cause at any time, unless otherwise provided in the resolution of the Board providing such authorization.

Subdivision 4. Any vacancy in the office of Chief Executive Officer or Chief Financial Officer because of death, resignation, removal, disqualification, or other cause shall be filled by the Board for the unexpired portion of the term. Any such vacancy in an office, other than Chief Executive Officer or Chief Financial Officer, also may be filled for the unexpired portion of the term by the Board.

Section 3.10 Salaries. The salaries of all officers of the Corporation shall be fixed by the Board of Directors or by the Chief Executive Officer if authorized by the Board.

ARTICLE 4

INDEMNIFICATION

Section 4.01 Indemnification. The Corporation shall indemnify its officers and directors for such expenses and liabilities, in such manner, under such circumstances, and to such extent, as required or permitted by Minnesota Statutes, Section 302A.521, as amended from time to time, or as required or permitted by other provisions of law.

Section 4.02 Insurance. The Corporation may purchase and maintain insurance on behalf of any person in such person’s official capacity against any liability asserted against and incurred by such person in or arising from that capacity, whether or not the Corporation would otherwise be required to indemnify the person against the liability.

ARTICLE 5

SHARES

Section 5.01 Certificated and Uncertificated Shares. Subdivision 1. The shares of the Corporation shall be either certificated shares or uncertificated shares. Each holder of duly issued certificated shares is entitled to a certificate of shares.

Subdivision 2. Each certificate of shares of the Corporation shall bear the corporate seal, if any, and shall be signed by the Chief Executive Officer, or the President or any Vice President, and the Chief Financial Officer, or the Secretary or any Assistant Secretary, but when a certificate is signed by a transfer agent or a registrar, the signature of any such officer and the corporate seal upon such certificate may be facsimiles, engraved or printed. If a person signs or has a facsimile signature placed upon a certificate while an officer, transfer agent or registrar of the Corporation, the certificate may be issued by the Corporation, even if the person has ceased to serve in that capacity before the certificate is issued, with the same effect as if the person had that capacity at the date of its issue.

Subdivision 3. A certificate representing shares issued by the Corporation shall, if the Corporation is authorized to issue shares of more than one class or series, set forth upon the face or back of the certificate, or shall state that the Corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class or series authorized to be issued, so far as they have been determined, and the authority of the Board to determine the relative rights and preferences of subsequent classes or series.

Subdivision 4. The Corporation may determine that some or all of any or all classes and series of the shares of the Corporation will be uncertificated shares. Any such determination shall not apply to shares represented by a certificate until the certificate is surrendered to the Corporation.

Section 5.02 Declaration of Dividends and Other Distributions. The Board of Directors shall have the authority to declare dividends and other distributions upon the shares of the Corporation to the extent permitted by law.

Section 5.03 Transfer of Shares. Shares of the Corporation may be transferred only on the books of the Corporation by the holder thereof, in person or by such person’s attorney. In the case of certificated shares, shares shall be transferred only upon surrender and cancellation of certificates for a like number of shares. The Board of Directors, however, may appoint one or more transfer agents and registrars to maintain the share records of the Corporation and to effect transfers of shares.

Section 5.04 Record Date. The Board of Directors may fix a time, not exceeding 60 days preceding the date fixed for the payment of any dividend or other distribution, as a record date for the determination of the shareholders entitled to receive payment of such dividend or other distribution, and in such case only shareholders of record on the date so fixed shall be entitled to receive payment of such dividend or other distribution, notwithstanding any transfer of any shares on the books of the Corporation after any record date so fixed.

ARTICLE VI

MISCELLANEOUS

Section 6.01 Execution of Instruments. Subdivision 1. All deeds, mortgages, bonds, checks, contracts and other instruments pertaining to the business and affairs of the Corporation shall be signed on behalf of the Corporation by the Chief Executive Officer, or the President, or any Vice President, or by such other person or persons as may be designated from time to time by the Board of Directors.

Subdivision 2. If a document must be executed by persons holding different offices or functions and one person holds such offices or exercises such functions, that person may execute the document in more than one capacity if the document indicates each such capacity.

Section 6.02 Advances. The Corporation may, without a vote of the directors, advance money to its directors, officers or employees to cover expenses that can reasonably be anticipated to be incurred by them in the performance of their duties and for which they would be entitled to reimbursement in the absence of an advance.

Section 6.03 Corporate Seal. The seal of the Corporation, if any, shall be a circular embossed seal having inscribed thereon the name of the Corporation and the following words:

“Corporate Seal Minnesota.”

Section 6.04 Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

Section 6.05 Amendments. The Board of Directors shall have the power to adopt, amend or repeal the Second Amended and Restated By-Laws of the Corporation, subject to the power of the shareholders to change or repeal the same, provided, however, that the Board shall not adopt, amend or repeal any By-Law fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the Board, or fixing the number of directors or their classifications, qualifications or terms of office, but may adopt or amend a By-Law that increases the number of directors.

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